UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2007
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Former Name: Geneva Gold Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2007, the Company (as Geneva Gold Corp.), merged with its wholly-owned subsidiary, Geneva Resources, Inc., pursuant to Articles of Merger that the Company filed with the Nevada Secretary of State on February 28, 2007. The merger was in the form of a parent/ subsidiary merger, with the Company as the surviving corporation. In accordance with Section 92A.180 of the Nevada Revised Statutes, shareholder approval of the merger was not required. Upon completion of the merger, the Company's name has been changed to "Geneva Resources, Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Geneva Resources, Inc., as of the open of business on March 5, 2007, the Company has the following new CUSIP number and trading symbol:

New CUSIP Number:     372237 10 7
New Trading Symbol:     GVRS

The Company decided to change its name to "Geneva Resources, Inc." to better reflect the Company's resource acquisition and exploration business, which is not limited solely to the acquisition of interests in, and the exploration for, gold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENEVA GOLD CORP.
DATE: March 5, 2007	/s/ Marcus M. Johnson Marcus M. Johnson President, CEO and a director

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